EXHIBIT 99.1
For further information contact
Rodger W. Smith, 1-800-451-1294

FOR IMMEDIATE RELEASE

Callon Petroleum Company Reports Improved Results of Operations
For First Quarter 2010

Natchez, MS (May 6, 2010)—Callon Petroleum Company (NYSE: CPE) today reported net income of $3.9 million, or $0.13 per diluted share, for the quarter ended March 31, 2010, which exceeds  analysts’ consensus estimate of $0.09 per diluted share, and compares to $2.4 million or $0.11 per diluted share for the same quarter in 2009.

Highlights of meaningful events thus far in 2010 include:
•	Completed the redemption of the remaining $16.1 million of our 9.75% Senior Notes due December 2010 on April 30, 2010, resulting in approximately $889,000 of cash interest cost savings in 2010.
•
Deconsolidated our special purpose subsidiary, Callon Entrada Company, on January 1, 2010, resulting in an approximate $85 million reduction in current liabilities and a corresponding $85 million increase to shareholders’ equity.

•
Received $44.8 million in January 2010 from the Minerals Management Service (MMS) in a recoupment of royalties paid on our Medusa Field; an additional $7.9 million of interest is due to the company and we have been advised by the MMS that it has been processed for payment.

•	Commenced Permian Basin Wolfberry development program.
•	Completed an amended $100 million credit agreement with Regions Bank in January 2010 with an initial borrowing base of $20 million; no borrowings are currently outstanding.
•	Added experienced key staff to implement and enhance our operational and financial objectives related to our new onshore strategy.
•	On April 23, 2010, regained full compliance with the New York Stock Exchange’s continued listing standards five months ahead of the plan.

First Quarter 2010 Operating Results.  Operating results for the three months ended March 31, 2010 include oil and gas sales of $23.4 million from average production of 27.8 million cubic feet of natural gas equivalent per day (MMcfe/d), which was within the company’s published guidance range of 27 MMcfe/d to 29 MMcfe/d. For the same period of 2009, sales were $24.8 million from average production of 33.6 MMcfe/d. For the quarter ended March 31, 2010, the average price received per barrel of oil (Bbl), after the impact of hedging, increased 23% to $74.78, compared to $60.59 during the same period of 2009.  Partially offsetting the increases in oil prices, during the first quarter of 2010, the average price received per thousand cubic feet of natural gas (Mcf), after the impact of hedging, decreased 6% to $5.76 from $6.13 for the same period of  2009.

First Quarter 2010 Discretionary Cash Flow. Discretionary cash flow for the three-month period ended March 31, 2010 totaled $11.3 million compared to $14.2 million during the comparable prior year period.  As defined by U.S. generally accepted accounting principles (GAAP), net cash flow provided by operating activities totaled $55.7 million during the quarter ended March 31, 2010 and net cash flow provided by operating activities totaled $2.2 million during the quarter ended March 31, 2009. (See “Non-GAAP Financial Measure” that follows and the accompanying reconciliation of discretionary cash flow, a non-GAAP measure, to net cash flow provided by operating activities.)

Non-GAAP Financial Measure.  This news release refers to a non-GAAP financial measure as “discretionary cash flow.” Callon believes that the non-GAAP measure of discretionary cash flow is useful as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt.  The company also has included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements that the company may not control and that may not relate to the period in which the operating activities occurred. Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income as defined by GAAP.

Reconciliation of Non-GAAP Financial Measure:
(in thousands)

	Three Months Ended March 31
	2010	2009	Change

Discretionary cash flow	$11,267	$14,230	$(2,963)
Net working capital changes and other changes	44,401	(11,984)	56,385
Net cash flow provided by operating activities	$55,668	$2,246	$53,422

The following table sets forth certain unaudited operating information with respect to the company's oil and gas operations for the periods indicated:

	Three Months Ended March 31,
	2010	2009	Change	% Change
Net production (a):
Oil (MBbls)	223	263	(40)	(15)%
Gas (MMcf)	1,166	1,447	(281)	(19)%
Total production (MMcfe)	2,505	3,026	(521)	(17)%
Average daily production (MMcfe)	27.8	33.6	(5.8)	(17)%

Average sales price:
Oil (Bbls) (b)	$74.78	$60.59	$14.19	23%
Gas (Mcf)	5.76	6.13	(0.37)	(6)%
Total (Mcfe)	9.34	8.20	1.14	14%

Oil and gas revenues (a):
Oil revenue	$16,663	$15,952	$711	4%
Gas revenue	6,722	8,863	(2,141)	(24)%
Total	$23,385	$24,815	$(1,430)	(6)%

Additional per Mcfe data:
Sales price	$9.34	$8.20	$1.14	14%
Lease operating expense	(1.86)	(1.33)	(0.53)	40%
Operating margin	$7.48	$6.87	$0.61	9%

Other expenses per Mcfe:
Depletion, depreciation and amortization	$2.72	$3.11	$(0.39)	(13)%
General and administrative (net of management fees)	$1.72	$0.60	$1.12	186%

(a)	Amounts are in thousands

(b)	Below is a reconciliation of the average NYMEX price to the average realized sales price per barrel of oil:

Average NYMEX oil price	$78.72	$43.08	$35.64	83%
Basis differential and quality adjustments	(2.75)	(4.01)	1.26	(31)%
Transportation	(1.19)	(1.35)	0.16	(12)%
Hedging	-	22.87	(22.87)	(100)%
Average realized oil price	$74.78	$60.59	$14.19	23%

Callon Petroleum Company
Consolidated Balance Sheets
(in thousands, except share data)

	March 31, 2010	December 31, 2009
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$42,229	$3,635
Accounts receivable	15,087	20,798
Accounts receivable - MMS royalty recoupment	7,927	51,534
Fair market value of derivatives	637	145
Other current assets	987	1,572
Total current assets	66,867	77,684

Oil and gas properties, full-cost accounting method:
Evaluated properties	1,234,825	1,593,884
Less accumulated depreciation, depletion and amortization	(1,130,942)	(1,488,718)
Net oil and gas properties	103,883	105,166
Unevaluated properties excluded from amortization	27,714	25,442
Total oil and gas properties	131,597	130,608

Other property and equipment, net	2,528	2,508
Restricted investments	4,327	4,065
Investment in Medusa Spar LLC	11,180	11,537
Other assets, net	1,819	1,589
Total assets	$218,318	$227,991

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$8,575	$12,887
Asset retirement obligations	3,613	4,002
9.75% Senior Notes, net of $174 and $232 discount, respectively	15,878	15,820
Fair market value of derivatives	302	--
	28,368	32,709
Callon Entrada non-recourse credit facility	--	84,847
Total current liabilities	28,368	117,556

13% Senior Notes
Principal outstanding	137,961	137,961
Deferred credit, net of accumulated amortization of $889 and $0, respectively	30,324	31,213
Total 13% Senior Notes	168,285	169,174

Senior secured revolving credit facility	--	10,000
Asset retirement obligations	10,425	10,648
Other long-term liabilities	1,908	1,467
Total liabilities	208,986	308,845

Stockholders' equity (deficit):
Preferred Stock, $.01 par value, 2,500,000 shares authorized;	--	--
Common Stock, $.01 par value, 60,000,000 shares authorized; 28,776,331 and 28,742,926 shares outstanding at March 31, 2010 and December 31, 2009, respectively	288	287
Capital in excess of par value	244,818	243,898
Other comprehensive loss	(7,288)	(7,478)
Retained (deficit) earnings	(228,486)	(317,561)
Total stockholders' equity (deficit)	9,332	(80,854)
Total liabilities and stockholders' equity (deficit)	$218,318	$227,991

Callon Petroleum Company
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Operating revenues:
Oil sales	$16,663	$15,952
Gas sales	6,722	8,863
Total operating revenues	23,385	24,815

Operating expenses:
Lease operating expenses	4,648	4,039
Depreciation, depletion and amortization	6,813	9,413
General and administrative	4,304	1,819
Accretion expense	580	1,038
Total operating expenses	16,345	16,309
Income from operations	7,040	8,506

Other (income) expenses:
Interest expense	3,594	4,782
Callon Entrada non-recourse credit facility interest expense	--	1,556
Other income	(361)	(95)
Total other (income) expenses	3,233	6,243

Income before income taxes	3,807	2,263
Income tax benefit	--	(24)
Income before equity in earnings of Medusa Spar LLC	3,807	2,287
Equity in earnings of Medusa Spar LLC	116	117
Net income available to common shares	$3,923	$2,404

Net income per common share:
Basic	$0.14	$0.11
Diluted	$0.13	$0.11

Shares used in computing net income per common share:
Basic	28,738	21,607
Diluted	29,229	21,607

Callon Petroleum Company
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Net income	$3,923	$2,404
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	6,989	9,629
Accretion expense	580	1,038
Amortization of non-cash debt related items	137	731
Amortization of deferred credit	(889)	--
Equity in earnings of Medusa Spar LLC	(116)	(117)
Deferred income tax expense	--	(24)
Non-cash charge related to compensation plans	643	569
Changes in current assets and liabilities:
Accounts receivable	47,081	5,761
Other current assets	585	912
Current liabilities	(2,850)	(19,614)
Change in gas balancing receivable	(44)	319
Change in gas balancing payable	87	30
Change in other long-term liabilities	(115)	618
Change in other assets, net	(343)	(10)
Cash provided by operating activities	55,668	2,246

Cash flows from investing activities:
Capital expenditures	(6,974)	(19,295)
MMS bond for plugging and abandonment	(262)	--
Distribution from Medusa Spar LLC	473	574
Cash used in investing activities	(6,763)	(18,721)

Cash flows from financing activities:
Payments on senior secured credit facility	(10,000)	--
Cash used in financing activities	(10,000)	--

Net change in cash and cash equivalents	38,905	(16,475)
Cash and cash equivalents:
Balance, beginning of period	3,635	17,126
Less: Cash held by subsidiary deconsolidated at January 1, 2010	(311)	--
Balance, end of period	$42,229	$651

Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties in Louisiana, Texas, and the offshore waters of the Gulf of Mexico.

This news release is posted on the company’s website at www.callon.com and will be archived there for subsequent review.  It can be accessed from the “News Releases” link on the left side of the homepage.

It should be noted that this news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These projections and statements reflect the company’s current views with respect to future events and financial performance.  No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors.  Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and quarterly reports on Form 10-Q, available on our website or the SEC’s website at www.sec.gov.